UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2025

BROOKFIELD REAL ESTATE INCOME TRUST INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56428	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Vesey Street, 15th Floor
New York, New York
10281
(Zip code)
(Address of principal executive offices)

(212) 417-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act
☐ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act
☐ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

November 2025 Distributions

On November 26, 2025, Brookfield Real Estate Income Trust Inc. (the “Company”) declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Management Fee	Stockholder Servicing Fee	Net Distribution
Class I Common Stock	$0.0716	$0.0118	$0.0000	$0.0598
Class S Common Stock	$0.0716	$0.0117	$0.0072	$0.0527
Class D Common Stock	$0.0716	$0.0119	$0.0022	$0.0575
Class T Common Stock	$0.0716	$0.0119	$0.0074	$0.0523
Class C Common Stock	$0.0716	$0.0114	$0.0000	$0.0602
Class E Common Stock	$0.0716	$0.0000	$0.0000	$0.0716

The net distributions for each class of common stock (which represents the gross distributions less management fees and stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on November 26, 2025 and will be paid on or about December 19, 2025. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2025
                            BROOKFIELD REAL ESTATE INCOME TRUST INC.

By:	/s/ Michelle L. Campbell
Name:	Michelle L. Campbell
Title:	Secretary